Exhibit 21.1 - Subsidiaries as of March 15, 1997


                                               JURISDICTION
                                               OF                  PERCENT
NAME OF SUBSIDIARY                             INCORPORATION        OWNED
------------------                             -------------       -------

Game Financial Corporation of Louisiana        Louisiana            100%

Game Financial Corporation of Mississippi      Mississippi          100%

Game Financial Corporation of Wisconsin        Wisconsin            100%

GameCash, Inc.                                 Minnesota            100%